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EXHIBIT 99.1

For Immediate Release

ACE MARKETING & PROMOTIONS, INC. HITS THE 1ST HOME RUN IN MINOR LEAGUE BALL WITH THE NEWARK BEARS AND BLUETOOTH & WI-FI PROXIMITY MARKETING.

Valley Stream, N.Y. (Marketwire - June 22, 2009) Ace Marketing & Promotions, Inc. (OTCBB: AMKT) announced today, a Major Stride for Minor League Teams to utilize cost effective advertising to reach their consumer. Fans Receive Free Content, Ticket Promotions And Videos From The Team. Fans attending the Atlantic League All Star Game at the Newark Bears & Eagles stadium next week are being invited to receive FREE content from the team as a pilot program being conducted by the Newark Bears and Ace Marketing & Promotions Inc. "The new owners of the Newark Bears have shown a desire to bring innovation to the game. This technology is all about enhancing the Fan Experience. Once the network is installed, you can go out to your favorite local ballpark, and the teams can deliver relevant, rich media content to Fans' mobile phones, and it's FREE. All Fans need to do is turn "ON" their Bluetooth Visibility. iPhone or other Wi-Fi users connect to "BEARS Wi-Fi". Blackberry users pair with "BEARS ZONE" by accepting "YES" and enter the passcode 0000, once you see "Pairing Complete";

         o   Go to your media folder
         o   Press your Blackberry Key
         o   Select "Receive using Bluetooth"
         o   Content is saved in your picture or video folder

The Proximity Marketing network dynamically detects enabled devices and then serves those devices content. It's called Brand Participation," stated Jim Meckley Director of Proximity Marketing Services for Ace.

In future games the Newark Bears will be able to use their localized Proximity Marketing Network to not only power branded campaigns, but they can utilize this medium as a paid sponsor package. "In any case, something Free that engages consumers in a relevant way hits it out of the park for me. We know sponsors will see the measurable value of the totally interactive campaign, and the ability to activate their brands at the park. Fans will be able to get their teams' wallpaper, video clip or merchandise all from the device that's always within arm's reach," stated Michael Trepeta, President for Ace Marketing & Promotions Inc.

The Newark Bears are proud to host the 2009 Atlantic League All-Star Game at Bears & Eagles Riverfront Stadium June 23rd. The All-Star Game celebration will begin with a pre-game celebrity softball showdown led by Queen Latifah! Ticket are available now through the Bears Box Office by calling 1-888-85-BEARS (1-888-852-3277) and our Proximity Marketing Bluetooth/Wi-Fi network will be delivering exciting free content to all who attend.


ABOUT ACE MARKETING
Ace Marketing & Promotions Inc., based in New York, is a full-service sports & entertainment promotional marketing company offering a wide array of business solutions which include mobile website development, portable media, ACE CMS Platform, print solutions and Branded Merchandise & Fulfillment. Ace Marketing & Promotions Inc. is a leader in Proximity Marketing(SM) with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered. Established in 1998, the Company has built a successful, scalable business platform capable of consolidating a portion of the promotional products industry. Proximity Marketing(SM), Rockzimity, and Rockzimity Marketing are service marks of Ace Marketing &


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Promotions Inc. 2009. Ace's Corporate Overview is available at
http://www.acemarketing.net on the "About Us" tab. Ace has recently added several new revenue stream models. The long-term strategic plan is for Ace to find new opportunities while leveraging its core competencies. For a demo of Ace's Proximity Marketing you can visit http://www.acemarketingdemo.com. For additional information, a copy of Ace's Form 10-K can be obtained on the Internet by going to www.acemarketing.net, clicking on links and then clicking on SEC Filings. Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.

CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCES OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, CHANGES IN LEVELS OF COMPETITION, POSSIBLE LOSS OF CUSTOMERS, AND THE COMPANY'S ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.


  Media Contact:

  Ace Marketing & Promotions, Inc.
  Legend Securities, Inc.
  Thomas Wagner
  800-385-5790 x152
  718-233-2600 x152
  twagner@legendsecuritiesinc.com